RESEARCH TOOLS PURCHASE AGREEMENT

This Research Tools Purchase Agreement (this "**Agreement**") dated as of December ___, 2022 (the "**Closing Date**") is entered into between Narkeshyo LLC, a Delaware limited liability company ("**Seller**"), and Creative Medical Technology Holdings Inc., a Nevada corporation ("**Buyer**"). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller has developed certain proprietary research tools described on **Schedule 1** (the "**Research Tools**") and intellectual property related thereto described herein and therein (together with the Research Tools, the "**Purchased Tools**"); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, the Purchased Tools, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale of Research Tools. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the Research Tools free of all encumbrances (as defined below), including, without limitation, the following related property:

(a) all proprietary rights and intellectual property of Seller associated with the Research Tools, including without limitation the intellectual property described on **Schedule 1** attached hereto (the "**Purchased Intellectual Property**");

(b) the personal property associated with the Research Tools that has previously been transferred to the control and possession Buyer; and

(c) originals or, where not available, copies, of all books and records, handbooks, statements of procedure, records and data relating to the Research Tools, whether in physical or electronic form (collectively, "**Books and Records**").

Section 1.02 Purchase Price. The purchase price for the Purchased Tools shall be $5,000,000.00 (the "**Purchase Price**"). Buyer shall pay the Purchase Price by wire transfer to Seller of immediately available funds in accordance with the wire transfer instructions provided by Seller in three (3) installments. The first installment of $2,000,000.00 will be paid at the Closing. The second installment of $2,000,000.00 will be paid by January 15, 2023. The third and final installment of $1,000,000.00 will be paid by March 15, 2023. As buyer may have daily

wire limitations, payments may be made in incremental tranches within 5 days from the due dates.

ARTICLE II
CLOSING

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "**Closing**") shall take place remotely by exchange of documents (such other documents and instruments, together with this Agreement, the "**Transaction Documents**") and signatures (or their electronic counterparts), simultaneously with the execution of this Agreement and shall be effective for all purposes as of 11:59 p.m. on the date of execution.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall execute and/or deliver to Buyer the following:

(i) this Agreement;

(ii) a bill of sale and assignment in the form of **Exhibit A** attached hereto (the "**Bill of Sale**") and duly executed by Seller, transferring the Purchased Tools to Buyer;

(iii) possession of the Research Tools and Books and Records;

(iv) such other assignments and documents as are reasonable required by Buyer to transfer the Purchased Intellectual Property to Buyer;

(v) such other customary instruments of transfer or assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

(b) At the Closing, Buyer shall execute and/or deliver to Seller the following:

(i) this Agreement;

(ii) the first installment of the Purchase Price by wire transfer of immediately available funds;

(iii) such other customary documents and agreements, in form and substance reasonably satisfactory to Seller, as may be required to give effect to the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the Closing Date.

Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 No Conflicts or Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of organization of Seller; or (b) require the consent, notice or other action by any person under, conflict with, violate or breach, constitute a default under or result in the acceleration of any contract.

Section 3.03 Title to Purchased Tools. Seller has good and valid title to the Purchased Tools, free and clear of any lien, charge, claim, pledge, security interest or other similar encumbrance (each, an "**Encumbrance**").

Section 3.04 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information, documents or material regarding the Purchased Tools or furnished or made available to Buyer and its Representatives in any form, any information, documents, or material made available to Buyer or any presentations made in expectation of the transactions contemplated hereby, or as to the future revenue, profitability, or utility of the Purchased Tools, or any representation or warranty arising from statute or otherwise in law. Buyer acknowledges that prior to the Closing Date, Buyer has received possession and control of the Purchased Tools as necessary to enable Buyer to obtain FDA IND #028918 utilizing the Purchased Tools, and that Buyer is purchasing the Purchased Tools based upon Buyer's own diligence and practical use of the Research Tools rather than Seller's representations regarding the utility or function of the Research Tools. For purposes of this Agreement, "**Representative**" means, with respect to any person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of organization of Seller; (b) violate or breach any provision of any law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any person under, conflict with, violate or breach, constitute a default under or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to obtain consent or give notice would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

Section 4.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.04. Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Purchased Tools, has, prior to the Closing Date, used the Purchased Tools to obtain FDA IND #028918 and acknowledges that it has been provided adequate access to the personnel, properties, assets, and records and other documents and data of Seller for such purpose. As party of Buyer's investigation, Buyer has retained a Third Party Drug Master File Components as Research Tool Assessment Report dated November 11, 2022, a copy of which is attached hereto as Exhibit B. Buyer acknowledges and agrees that: (a) in

making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement; and (b) neither Seller nor any other Person has made any representation or warranty as to Seller or this Agreement, except as expressly set forth in Article III of this Agreement.

ARTICLE V
COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Survival. The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is 24 months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this Article VI, from and after the Closing, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, actions, suits, proceedings governmental investigations, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees (collectively, "**Losses**"), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, from and after the Closing, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Certain Limitations. The party making a claim under this Article VI is referred to as the "**Indemnified Party**," and the party against whom such claims are asserted under this Article VI is referred to as the "**Indemnifying Party**." The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a) Seller shall not be liable for indemnification claims pursuant to Section 6.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) exceeds $100,000.00 (the "**Deductible**"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed 60 % of the Purchase Price actually paid to Seller hereunder.

(c) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or any damages based on any type of multiple.

(d) Seller shall not be liable under this Article VI for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

Section 6.05 Exclusive Remedies. The parties acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or

otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective Representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Article VI.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.04 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, the statements in the body of this Agreement will control.

Section 7.05 Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.06 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.07 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without

giving effect to the conflict of law provisions thereof to the extent such provisions would require or permit the application of the laws of any jurisdiction other than the State of Delaware. Any legal suit, action, proceeding or dispute arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware or Utah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.08 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.09 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other Representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

Narkeshyo LLC

DocuSigned by:

By ______________________

Name: Katelyn Eggett
Title: Authorized Agent

BUYER:

Creative Medical Technology Holdings, Inc.

DocuSigned by:

Timothy Warbington

By B047AA00003444A...

Name: Timothy Warbington
Title: CEO

SCHEDULE 1

1. **PURCHASED TOOLS**

    a. Documents of Toxicology

    b. Documents of Screening

    c. Documents of Preclinical Testing

    d. Documents of Assays

    e. Documents of Authorization

    f. Tools of Biological Translation

    g. Tools of Intellectual Property

Exhibit A

Bill of Sale

Exhibit B

Third Party Drug Master File Components as Research Tool Assessment Report